EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT dated as of December 1, 2003 (this "Agreement") between Dune Energy, Inc., a Delaware corporation having its principal place of business at 16 River Hollow Lane 77027 (the "Employer" or the "Company"), and Alan Gaines, an individual residing at 7 Wakeman Road, Westport, Connecticut 06880 (the "Executive").

            WHEREAS, the Company and Executive desire that Executive's relationship with the Company be governed by this Agreement and by the exhibits annexed hereto; and

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

      1. Employment: The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

      2. Title; Responsibilities; Reporting: During the Term of this Agreement, the Executive shall diligently and faithfully: (a) serve the Company in the capacity of Chief Executive Officer, and/or in whatever similar executive capacities as shall from time to time be assigned to the Executive by the Company's Board of Directors or by such other person(s) as directed by the Board of Directors; (b) report directly to the Company's Board of Directors; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to the Executive by the Company's Board of Directors and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time. For so long as the Executive shall be employed hereunder, he shall be nominated as a Director and such nomination shall be submitted to a vote by the shareholders of the Company.

      3. Exclusivity: All services to be provided by the Executive under this Agreement shall be performed by the Executive personally. During the term of this Agreement, the Executive shall devote substantially all of the Executive's entire business time, attention, energies, skills, learning and best efforts to the business of the Employer.

      4. Term: The initial term of this Agreement shall commence as of December 1, 2003 (the "Commencement Date") and shall end on November 30, 2005 (the "Initial End Date"), unless sooner terminated in accordance with the provisions of this Agreement (a "Pre-Expiration Termination"). No more than one hundred twenty (120) nor less than and sixty (60) days prior to the Initial End Date (or any subsequent End Date), the Company and the Executive may agree in writing to extend this Agreement for an additional term of one year and for successive one year periods thereafter.


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      5. Base Compensation: The Employer shall pay to the Executive a base salary at the rate of $90,000 per year, subject to increase at the discretion of the Board of Directors of the Company. The salary shall be paid in monthly installments on the first day of each month and shall be subject to such deductions by the Employer as are required to be made pursuant to law, government regulations or order. The Executive understands and agrees that the Executive is an exempt Executive as that term is applied for purposes of Federal or State wage and hour laws, and further understands that the Executive shall not be entitled to any compensatory time off or other compensation for overtime.

      6. Performance Bonus: The Executive shall be eligible to earn a performance bonus with respect to each fiscal year of the Company's operation that ends during the Term of this Agreement, based on milestones to be established by the Board of Directors from time to time, or as may otherwise be determined by the Board from time to time. Performance bonuses earned hereunder shall be payable upon the later of (a) sixty (60) days after the end of the applicable fiscal year or (b) thirty (30) days after delivery by the Company's auditors of audited financial statements for such fiscal year. Where the Executive's employment hereunder is terminated prior to the end of a fiscal year by reason of death, "Disability" (as defined on Exhibit A attached hereto), expiration of the term hereof, "Termination Without Cause" (as defined in Section 19 below), or "Resignation for Good Reason" (as defined in Section 18 below), then the Executive shall still be eligible for payment of a performance bonus for such fiscal year, provided that the amount of such performance bonus shall equal the product of (i) the amount of the performance bonus that would have been payable for the entire fiscal year had the Executive remained employed for the entire fiscal year and (ii) a fraction, the numerator of which shall equal the number of days the Executive was employed hereunder during such fiscal year and the denominator of which shall equal 365.

      7. Change of Control:

      (a) In the event that a "Change of Control", as such term is defined in
Section 7(b) below, occurs at any time during the term of this Agreement, the Executive may, by written notice to the Company within six (6) months after the date of such change of control, elect to terminate his employment with the Company within sixty (60) days after such notice (the "Termination Date"). If the Executive elects to terminate his employment pursuant to this Section, the Company shall pay the Executive a "parachute payment", as said term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), in an amount equal to two (2) times the Executive's annual compensation (or such other amount then permitted by the Code), including the Base Salary and other remuneration and fringe benefits, if any. This amount shall be payable by the Company to the Executive in one lump sum payment within sixty (60) days of the Termination Date. The Executive shall be responsible for payment of all income or excise taxes which may become due as a result of the Company's payment to him of any "excess parachute payments", as such phrase is defined in Section 280G of the Code.

      (b) For the purpose of this Agreement, a "Change of Control" shall be deemed to have occurred if and when (i) any Person (other than the Executive) is or becomes, after the date of this Agreement, a beneficial owner, directly or indirectly, of securities representing 50.1% or more of the combined voting power of then outstanding securities, or (ii) during any period of up to two (2) consecutive years, individuals who at the beginning of such period constitute


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the Board of the Company and any new director whose election or appointment by the Board or nomination or recommendation for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) a merger or consolidation of the Company is consummated with any other entity (other than a merger or consolidation with an entity which is directly or indirectly controlled by the Executive or which would result in the voting shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into the voting securities of the surviving entity) at least 50.1% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding).

      For purposes of this Agreement, an acquisition of 50.1% or more of the combined voting power of then outstanding securities shall include the accumulation of such securities in one or more transactions, including without limitation, any issuance, transfer or purchase of stock, reclassification of securities, stock split, stock dividend or distribution, reverse stock split, recapitalization, merger or consolidation, and any transaction that has the direct or indirect effect of increasing the proportionate share of the outstanding voting stock of the Company held by such person, entity or group. For purposes of this Agreement, "Person" shall mean any individual, entity or group within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934.

      8. Fringe Benefits: During the Term of this Agreement, the Executive shall be entitled to major medical and full hospital insurance for the Executive, his spouse and immediate dependents, provided that the Executive and his family are insurable at "standard rates". The Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to other senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, copayment and waiting period requirements under or applicable to any such benefit plans and/or programs. The Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. The Executive's entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

      9. Vacation, Etc.: During the Term of this Agreement, the Executive shall be entitled to four (4) weeks paid vacation to be taken at such time or times as shall be consistent with the proper performance by the Executive of his duties. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year. In the event that the Executive's employment terminates by virtue of "Termination Without Cause", "Resignation for Good Reason", death or disability, then the Executive shall be entitled to payment for any accrued but unused vacation days during the year such termination occurs.


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      10. Expense Reimbursement; Travel Policy: The Company shall provide the
Executive with such reasonable business lodging and travel expense reimbursements as (a) are appropriate in the industry for a senior officer and
(b) are consistent with the Company's policies in effect from time to time as they pertain to senior officers of the Company. All reimbursements by the Company provided for in this Agreement are conditioned upon the Executive's submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company's Chief Financial Officer.

      11. Stock Grant: In further consideration of the agreements of the Executive contained herein including Executive's covenant not to compete as set forth in Section 21 below, upon the execution hereof, the Company shall issue to the Executive, 250,000 shares of the Company's common stock, par value $.001 per share.

      12. Death of Executive: In the event of the Executive's death during the Term of this Agreement, the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to the Executive's estate any base salary and pro rata performance bonus earned and unpaid through the date of such death and any business expenses or other fringe benefits or otherwise due to Executive. The Executive's estate shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and
(ii) accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a "Termination Without Cause" as defined below.

      13. Disability of Executive: If the Executive shall, during the term of this Agreement, suffer a "Disability," (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a "Disability Plan") or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Employer shall have the right to terminate this Agreement by written notice of such Disability to the Executive, whereupon the Employer's obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to the Executive any base salary and pro rata performance bonus earned and unpaid through the date of such notice (less any payments received by the Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a "Termination Without Cause" as defined below. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law

      14. Resignation Notice; Termination: The Executive agrees to give sixty
(60) days' prior written notice to the Company of any decision by the Executive to resign during the term of this Agreement (such notice hereinafter referred to as a "Resignation Notice"), provided, however, that in the case of the


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Executive's resignation for "Good Reason" as defined in Section 17 below, only fourteen (14) days' prior written notice shall be required. The Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate the Executive's employment, either immediately or at any point during the period indicated in such notice.

      15. Post-Resignation Actions: If the Executive decides to resign from the Executive's employment with the Company, the Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning the Executive's departure prior to the Executive's termination date without the written consent of the Company, and to continue faithfully performing and discharging the Executive's duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

      16. Post-Resignation Obligations: Except as provided below with respect to resignations for "Good Reason," no such resignation (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a "Termination Without Cause" as defined below. The Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive shall be entitled to receive the Executive's base salary from the Employer at the rate provided in this Agreement through the date of termination of the Executive's employment and any business expenses otherwise due to Executive. The Executive shall also be entitled to payment for any (i) bonus earned in the year preceding such resignation but not yet paid and, in the event of a "Resignation for Good Reason", accrued but unused vacation days during the year such resignation occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

      17. Resignation for Good Reason: If the Executive resigns for "Good Reason" (as defined below), then such a resignation (a "Resignation for Good Reason") shall be treated hereunder as if it were a "Termination Without Cause" as defined in Section 18 below. "Good Reason" means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from the
Executive: (i) the failure of the Company to continue the Executive in the position of the Chief Executive Officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); (ii) material diminution by the Company of the Executive's responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period following the Commencement Date, or assignment to the Executive of any duties inconsistent with the Executive's position as the senior executive officer of the Company (or such other senior executive position as may be offered by the Company and which the Executive in his sole discretion may accept); or (iii) failure by the Company to pay and provide to the Executive the compensation and benefits provided for in this Agreement.


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      18. Termination Without Cause: The Executive's employment under this
Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days' written notice to the Executive (such termination referred to throughout this Agreement as a "Termination Without Cause"). In the event of any such Termination Without Cause, the Company agrees to pay to the Executive as severance pay, an amount equal to six (6) months' base salary (at the then current rate), pro rata performance bonus earned and unpaid through the date of such termination and any business expenses and other fringe benefits otherwise due to the Executive (the "Severance Payment"). The Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination, provided that the Executive adheres to his obligations hereunder and in no way disparages the Company, its officers, directors or affiliates. The Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days during the year such termination occurs. All other obligations of the Employer under this Agreement shall automatically cease, and the Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

      19. Termination For Cause: The Employer, upon a vote of the Company's Board of Directors (excluding the Executive) shall be entitled to immediately terminate the Executive's services in any of the following circumstances, each of which shall constitute "cause" for such termination:

      (a) willful misconduct by the Executive in the performance of his duties of employment provided such willful misconduct, as well as all adverse consequences thereof, after (10) days' written notice from the Company setting forth the particulars of such misconduct, (i) remains uncured and is not in the process of being cured by the Executive in a manner that will result in such cure within a reasonable period of time or (ii) reoccurs;

      (b) the Executive's violation of any material provision of this Agreement which, after twenty (20) days' written notice from the Company setting forth such violation, either (i) remains uncured or (ii) is not in the process of being cured by the Executive in a manner that will result in such cure within a reasonable period of time;

      (c) the Executive's violation of a written order of the Company's Board of Directors which, after twenty (20) days' written notice from the Company detailing such violation, either (i) remains uncured or (ii) is not in the process of being cured by the Executive in a manner that will result in such cure within a reasonable period of time;

      (d) repeated acts of negligence by the Executive;

      (e) the Executive's commission of a material act of personal dishonesty involving the Company; and

      (f) the Executive's conviction for a criminal offense (excluding traffic and other minor misdemeanors that do not carry a penalty of possible imprisonment).


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      If the Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (f), all obligations of the Employer under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and the Executive shall not be entitled to any salary, payments or other benefits otherwise payable under this Agreement that arise after the last day of employment. The Executive shall be entitled to payment for any bonus earned in the year preceding such termination but not yet paid. The parties further agree and understand that, in the event of any such Termination for Cause, the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

      20. Payment Upon Expiration of Term: In the event that this Agreement expires by the arrival of an End Date without a prior termination or resignation, the Company agrees to pay to the Executive his base salary and pro rata performance bonus earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to the Executive. Executive shall also be entitled to payment for any bonus earned in the year preceding the expiration of the Agreement but not yet paid and (ii) accrued but unused vacation days during the year such expiration occurs. All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of the Plan or the Disability Plan. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, the Executive's obligations and agreements under Sections 21 through 24 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

      21. Noncompetition:

      (a) The Executive expressly acknowledges that, in order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his employment that the Executive agrees that:

            (i) during the Term of this Agreement, the Executive will not, directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then, directly or indirectly, principally engaged in the upstream acquisition, exploration, drilling or production of natural gas or oil, anywhere in North America; and

            (ii) for a period of one (1) year after the termination of this Agreement (other than as a result of a Termination Without Cause or upon a Change of Control), the Executive will not, directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then, directly or indirectly, principally engaged in the upstream acquisition, exploration, drilling or production of natural gas or oil, within the area contemplated in that certain Area of Mutual Interest Agreement dated November 17, 2003 between the Company and Vaquero Oil & Gas, Inc.


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      (b) It is understood by the Executive that the covenants contained in this
Section 21 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement.

      22. Non-Disclosure of Confidential Information:

      (a) The Executive acknowledges and agrees that the Executive's services for the Company shall bring the Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Executives, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, executives, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company's subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company's and/or its subsidiaries' or associated entities' lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the "Confidential Information").

      (b) The Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that the Executive can recall or reconstruct from the Executive's memory.

      (c) The Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) the Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) the Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) the Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by the Executive's supervisors within the Company, and (iv) the Executive may disclose Confidential Information as expressly directed by judicial process, provided that the Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. The Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of the Executive's time to make such disclosure.

      (d) The Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.


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      (e) Notwithstanding the foregoing, after any termination or resignation of the Executive from his employment with the Company, Confidential Information shall not include, and the Executive shall not be restricted from divulging or using, any information which the Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by the Executive, (ii) was available to the Executive on a non-confidential basis prior to its disclosure to the Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to the Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to the Executive.

      (f) The Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, the Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in the Executive's possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration, the Executive shall provide the Company with a sworn statement, duly notarized, that the Executive has performed each and every agreement and obligation contained or referred to in this Section.

      23. Company Property: All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that the Executive makes or conceives (either individually or jointly with others) or that are made available to the Executive during his employment with the Company and until any termination, resignation or expiration of such employment for any reason, relating to and connected with his employment, or that the Executive utilizes in carrying out his duties or responsibilities to the Company (the "Property"), shall be the Company's exclusive property, and the Executive assigns to the Company all of his rights, if any, in and to all such Property.

      24. Trade Names, Trademarks and Copyright: During his employment with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, the Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by the Executive. The Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.


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      25. Injunctive Relief: The Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by the Executive of any of the restrictive covenants contained in paragraphs 21 through 24 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. The Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by the Executive without any requirement or showing that the Company has suffered any damages from such breach.

      26. Further Instruments: Each of the Company and the Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

      27. Successors and Assigns: This Agreement shall not be assignable by the Company without the prior consent of the Executive, which shall not be unreasonably withheld (it being understood and agreed that a merger, sale, consolidation or other transfer of substantially all of the Company assets by operation of law shall not constitute an assignment). This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by the Executive.

      28. Savings Clause: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company's rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

      29. Governing Law and Construction: Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of New York applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of New York and consent to the exclusive venue of New York County.


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      30. Notices: All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as "Written Notice"), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

      (a) if to the Company, to the Company's address set forth above, with a copy to Eaton & Van Winkle, 3 Park Avenue, 16th Floor, New York, New York, 10016, Att: Matthew S. Cohen, Esq;

      (b) if to the Executive, to the Executive's address set forth above; or

      (c) to either party at such other addresses as shall have been specified in a notice similarly given.

      31. Freedom to Execute Agreement: The Company and the Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and the Executive under this Agreement. The Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at "arms-length".

      32. Entire Agreement: This Agreement and the agreements annexed as appendices hereto are intended together to constitute the entire agreement between the Company and the Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in such agreements. No modification of any such agreements shall be valid unless in writing and executed by the parties hereto.

      33. Waiver of Breach: The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

      34. Approvals: This Agreement has been approved by the necessary vote of the Company's Board of Directors of the Company.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date above written.

Employer:                                          Executive:
DUNE ENERGY, INC.

By: /s Mark Harrington                             /s/ Alan Gaines
    ----------------------------                   -----------------------------
    Mark Harrington                                Alan Gaines
    President, Chief Operating
    Officer

                                    Exhibit A

      For the purposes of this Employment Agreement, whenever the term "Disability" is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of "120 continuous days", the Executive is "limited" form performing the "material and substantial duties" of his "regular occupation" due to his "sickness" or "injury."

      For purposes of this definition:

      "120 continuous days" shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

      "limited" from performing a duty or function means that the Executive is unable to perform such duty or function;

      "material and substantial duties" means duties that are normally required for the performance of the Executive's "regular occupation" and cannot be reasonably omitted or modified;

      "regular occupation" means all of the functions that the Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company's decision to terminate the Executive's employment for reasons related to Disability;

      "sickness" means any illness or disease that renders the Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

      "injury" means a bodily injury that is the direct result of an accident and not related to any other cause.